Exhibit 10.1

Execution Version

Braemar Hotels & Resorts Inc.
14185 Dallas Parkway, Suite 1200
Dallas, Texas 75254

August 25, 2025

Babak Ghassemieh
9255 Sunset Boulevard, Suite UPH
West Hollywood, California 75225

Ladies and Gentlemen:

This letter (this “Agreement”) constitutes the agreement among (a) Braemar Hotels & Resorts Inc., a Maryland corporation (the “Company”), Ashford Hospitality Trust, Inc., a Maryland corporation (“AHT”), Ashford Inc., a Nevada corporation and the advisor to the Company and AHT (“AINC”, and collectively with the Company and AHT, the “Company Group”) and (b) Babak “Bob” Ghassemieh (“Ghassemieh”) and each of the other Persons set forth on the signature pages to this Agreement (collectively with Ghassemieh and excluding the Company Group, the “Ghassemieh Signatories”). The Company Group and the Ghassemieh Signatories are each herein referred to as a “Party” and collectively, the “Parties.” The Ghassemieh Signatories and each Affiliate and Associate (each as defined below) of each Ghassemieh Signatory are collectively referred to as the “Ghassemieh Group”.

1.            New Independent Director. Effective as soon as reasonably practicable following the date of this Agreement (and in no circumstances later than the fifth Business Day following the date of this Agreement), the Company’s Board of Directors (the “Board”) will take all action necessary to appoint Ghassemieh (the “New Director”) as a director of the Company with a term expiring at the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”). The New Director shall be considered for membership on committees of the Board in the same manner as other independent members of the Board.

2.            Replacement of New Director. If (x) the New Director is unable to serve as a director solely as a result of death or disability prior to the expiration of the Restricted Period (as defined below), and (y) at such time the Ghassemieh Group beneficially owns the Minimum Ownership Threshold (as defined below), the Board shall select a substitute person from the list attached to this Agreement as Exhibit D (a “Replacement Director”) to serve as a director in place of the New Director. Any Replacement Director must (a) be qualified to serve as a member of the Board under all applicable corporate governance policies or guidelines of the Company and the Board and applicable legal and regulatory requirements; (b) meet the independence requirements with respect to the Company of the listing rules of the New York Stock Exchange and all applicable rules of the Securities and Exchange Commission (the “SEC”), including with respect to applicable rules and regulations related to director service on certain committees; (c) have complied with the Company’s procedures for new director candidates (including the full completion of a directors and officers questionnaire, undergoing a customary background check, and participating in interviews with the members of the Board’s Nominating and Corporate Governance Committee and the Board); and (d) have delivered the irrevocable resignation letter in the form of Exhibit C (the “Resignation Letter”). In connection with the appointment of any Replacement Director, the members of the Ghassemieh Group will again make, for the benefit of the Company, the representations in clauses (d) and (f) of Section 16. Effective upon the appointment of the Replacement Director to the Board, such Replacement Director will be considered a New Director for all purposes of this Agreement from and after such appointment.

3.            2025 and 2026 Annual Meetings. The Company shall, with respect to the 2025 Annual Meeting and the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”), but subject to Section 4, (a) include the New Director in its proxy statement and proxy card as a director nominee of the Board; (b) recommend the election of the New Director to the Board to the stockholders of the Company; and (c) solicit proxies in favor of the election of the New Director to the Board in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees. In connection with the foregoing, the New Director hereby consents to be named as a nominee of the Company for election to the Board in any applicable proxy statement, proxy card or other solicitation materials of the Company during the Restricted Period.

4.            Termination of Certain Obligations.

(a)            To the extent not earlier terminated pursuant to the terms of this Agreement, the Company’s obligations under Section 1, Section 2, Section 3 and the obligations of the members of the Company Group under Section 10 will immediately terminate upon the earliest of: (i) the Ghassemieh Group no longer beneficially owns (as determined under Rule 13d-3 promulgated under the Exchange Act (as defined below), which for the avoidance of doubt, includes shares of the Company’s common stock issuable upon the conversion of units of Braemar Hospitality Limited Partnership) in the aggregate at least the lesser of 3% of the Company’s then-outstanding common stock and 2,046,583 shares of the Company’s common stock (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments) (such lesser amount, the “Minimum Ownership Threshold”); and (ii) any Restricted Person (including the New Director) breaching this Agreement or any Company policies and such breach not being cured (if capable of being cured) within fifteen (15) days after receipt by Ghassemieh from the Company of written notice specifying the breach.

(b)            To the extent not earlier terminated pursuant to the terms of this Agreement, the Ghassemieh Group’s obligations under Section 7, Section 8 and Section 10 will immediately terminate upon any member of the Company Group breaching Section 1, Section 2, Section 3, or Section 12 of this Agreement, with such breach being determined by a court of competent jurisdiction, and such breach not being cured (if capable of being cured) within fifteen (15) days after receipt by the Company from Ghassemieh of written notice specifying the breach.

5.            Recusal. The Ghassemieh Group acknowledges and agrees that the New Director, consistent with his fiduciary duties, shall consider in good faith, to the same extent as any other director of the Company, recusal from any Board or committee meeting in the event there is any other actual or potential conflict of interest.

6.            Compliance with Laws and Company Policies. The Parties acknowledge that the New Director will have the same rights and benefits, including with respect to insurance, indemnification, compensation and fees, as are applicable to all non-employee directors of the Company, and will be governed by the same laws, policies, procedures, processes, codes, rules, standards and guidelines applicable to members of the Board, including the Company’s code of business conduct and ethics, policy on insider trading and compliance, corporate governance guidelines, and confidentiality policies, in each case in effect and as amended from time to time. In connection with appointment to the Board, the New Director will deliver an executed version of the Resignation Letter.

7.            Voting Commitment. During the Restricted Period, at each annual or special meeting of the stockholders of any member of the Company Group (including any adjournments, postponements or other delays thereof) or action by written consent, the Ghassemieh Signatories will cause all Voting Securities (excluding any securities issuable up on the conversion of units of Braemar Hospitality Limited Partnership prior to any such conversion) that are beneficially owned by any Restricted Person to be (a) present for quorum purposes, if applicable; and (b) voted or consented (i) in favor of the election of each person nominated by the board of the applicable member of the Company Group for election as a director; (ii) against any proposals or resolutions to remove any member of the board of the applicable member of the Company Group; and (iii) in accordance with the recommendation of the board of the applicable member of the Company Group on all other proposals or business that may be the subject of stockholder action at such meeting or action by written consent. Notwithstanding the foregoing, members of the Ghassemieh Group and the Restricted Persons will be permitted to vote in their sole discretion on any proposals with respect to an Extraordinary Transaction unless (i) the New Director has supported such Extraordinary Transaction in his capacity as a director, (ii) the Extraordinary Transaction is resulting from a widely marketed process where the Company’s primary counterparty is an unaffiliated third party, or (iii) the Extraordinary Transaction is an all-cash transaction where the Company’s primary counterparty is an unaffiliated third party.

8.            Standstill. During the Restricted Period, the Ghassemieh Group will not, and will cause the other Restricted Persons not to, in any way, directly or indirectly (in each case, except as expressly permitted by this Agreement):

(a)            with respect to any member of the Company Group or, with respect to any Voting Securities of any member of the Company Group, (i) make, participate in or encourage any “solicitation” (as such term is used in the proxy rules of the SEC, including any solicitations of the type contemplated by Rule 14a-2(b) promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”)) of proxies or consents with respect to the election or removal of directors or any other matter or proposal; (ii) become a “participant” (as such term is used in the proxy rules of the SEC) in any such solicitation of proxies or consents; (iii) seek to advise, encourage or knowingly influence any Person, or to assist any Person in so encouraging, advising or knowingly influencing any Person, with respect to the giving or withholding of any proxy, consent or other authority to vote or act (other than such encouragement, advice or knowingly influence that is consistent with the board of the applicable member of the Company Group’s recommendation in connection with such matter, if applicable); or (iv) initiate, encourage or participate, directly or indirectly, in any “vote no,” “withhold” or similar campaign;

(b)            initiate, propose or otherwise “solicit” (as such term is used in the proxy rules of the SEC, including any solicitations of the type contemplated by Rule 14a-2(b) promulgated under the Exchange Act) the stockholders of any member of the Company Group for the approval of any shareholder proposal, whether made pursuant to Rule 14a-4 or Rule 14a-8 promulgated under the Exchange Act, or otherwise, or cause or encourage any Person to initiate or submit any such shareholder proposal;

(c)            with respect to any member of the Company Group or the Voting Securities of any member of the Company Group, (i) communicate with the stockholders of any member of the Company Group or others pursuant to Rule 14a-1(l)(2)(iv)(A) promulgated under the Exchange Act; (ii) participate in, or take any action pursuant to, or encourage any Person to take any action pursuant to, any type of “proxy access”; or (iii) conduct any nonbinding referendum or hold a “stockholder forum”;

(d)            except as otherwise expressly provided in Section 2, (i) seek, alone or in concert with others, election or appointment to, or representation on, the board of any member of the Company Group; (ii) nominate or propose the nomination of, or recommend the nomination of, or encourage any Person to nominate or propose the nomination of or recommend the nomination of, any candidate to the board of any member of the Company Group; or (iii) seek, alone or in concert with others, or encourage any Person to seek, the removal of any member of the board of any member of the Company Group;

(e)            with respect to any members of the Company Group, (i) call or seek to call a special meeting of stockholders, or encourage any Person to call a special meeting of stockholders, including any “town hall” or similar meeting; (ii) act or seek to act by written consent of stockholders; or (iii) make a request or demand for any stockholder list or other books or records of any member of the Company Group;

(f)            other than solely with other Restricted Persons with respect to Voting Securities now or subsequently owned by them, (i) form, join (whether or not in writing), knowingly encourage, knowingly influence, advise or participate in a partnership, limited partnership, syndicate or other group, including a “group” as defined pursuant to Section 13(d) of the Exchange Act, with respect to any Voting Securities; (ii) deposit any Voting Securities into a voting trust, arrangement or agreement; or (iii) subject any Voting Securities to any voting trust, arrangement or agreement (other than granting proxies in solicitations approved by the Board);

(g)            (i) make any offer or proposal (with or without conditions) with respect to any tender offer, exchange offer, merger, amalgamation, consolidation, acquisition, disposition, business combination, recapitalization, restructuring, liquidation, dissolution or similar extraordinary transaction or series of related transactions involving any member of the Company Group, any of its subsidiaries or any of their respective securities or assets (each, an “Extraordinary Transaction”); (ii) solicit any Person not a party to this Agreement (a “Third Party”) to make an offer or proposal (with or without conditions) with respect to any Extraordinary Transaction, or encourage, initiate or support any Third Party in making such an offer or proposal; or (iii) publicly comment on any proposal regarding any Extraordinary Transaction (it being understood that this clause (g) will not restrict any Restricted Person from (A) voting in favor of or against any proposal for an Extraordinary Transaction at an annual or special meeting of the stockholders of any member of the Company Group; or (B) tendering shares, receiving payment for shares or otherwise participating in any such Extraordinary Transaction on the same basis as other stockholders of any member of the Company Group);

(h)            threaten, institute, solicit, assist, join or knowingly encourage any litigation, arbitration or other proceeding against or involving any member of the Company Group, their Affiliates or any of their respective current or former directors, officers or representatives (including derivative actions), except that the foregoing will not prevent any Restricted Person from (i) bringing litigation to enforce the provisions of this Agreement instituted in accordance with this Agreement; (ii) making counterclaims with respect to any proceeding initiated by, or on behalf of, any member of the Company Group or its Affiliates against a Restricted Person; (iii) exercising statutory appraisal rights; or (iv) responding to or complying with a validly issued legal process so long as such process was not, threatened, instituted, solicited, assisted, joined, or encouraged by or on behalf of a Restricted Person;

(i)            take any action in support of, or make any proposal or request that constitutes: (i) controlling, changing, advising, replacing or knowingly influencing the applicable board or management of any member of the Company Group, including any plans or proposals to change the number or term of directors or to fill any vacancies on the board of the applicable member of the Company Group (except as otherwise expressly provided in Section 2); (ii) controlling, changing or knowingly influencing the capitalization, stock repurchase programs and practices, capital allocation programs and practices, or dividend policy of any member of the Company Group; (iii) controlling, changing or knowingly influencing any member of the Company Group’s management, business, governance, operations, affairs, policies or corporate structure; (iv) seeking to have any member of the Company Group waive or make amendments or modifications to its articles of amendment and restatement, bylaws or similar organizational documents, each as amended from time to time; (v) causing a class of securities of any member of the Company Group to be delisted from, or to cease to be authorized to be quoted on, any securities exchange; or (vi) causing a class of securities of any member of the Company Group to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(j)            sell, transfer, offer or agree to sell or transfer to any Third Party, through swap or hedging transactions, derivative agreements or otherwise, any voting rights decoupled from the underlying Voting Securities of any member of the Company Group;

(k)            engage in any short sale or any purchase, sale or grant of any option, warrant, convertible security, stock appreciation right or other similar right or transaction with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from a decline in the market price or value of the securities of any member of the Company Group;

(l)            other than through non-public communications that would not reasonably be expected to trigger public disclosure obligations for any Party, make or disclose any statement regarding any intent, purpose, plan or proposal with respect to the board of any member of the Company Group, any member of the Company Group or any of their management, policies, or assets, or the Voting Securities of any member of the Company Group or this Agreement, that is inconsistent with the provisions of this Agreement, including any intent, purpose, plan or proposal that is conditioned on, or that would require, the waiver, amendment, nullification or invalidation of any provision of this Agreement, or take any action that could require any member of the Company Group to make any public disclosure relating to any such intent, purpose, plan, proposal or condition;

(m)            enter into any economic relationship with any Person in respect of any member of the Company Group, or compensate or enter into any agreement, arrangement or understanding, whether written or oral, to compensate any person for his or her service as a director of any member of the Company Group with any cash, securities or other form of compensation directly or indirectly related to any member of the Company Group or its securities (it being understood that, notwithstanding anything to the contrary in this Agreement and notwithstanding any termination of this Agreement, the restrictions on the Ghassemieh Group and the other Restricted Persons contemplated by this clause (m) will be operative so long as the New Director is serving on the Board);

(n)            other than with other Restricted Persons, enter into any negotiations, agreements (whether written or oral), arrangements or understandings with, or advise, finance, assist or encourage, any Third Party to take any action that the Restricted Persons are prohibited from taking pursuant to this Agreement;

(o)            acquire, offer, agree or propose to acquire, whether by purchase, tender or exchange offer, through the acquisition of control of another Person, by joining a partnership, limited partnership, syndicate or other group (including a “group” as defined pursuant to Section 13(d) of the Exchange Act), through swap or hedging transactions, or otherwise, or direct any Third Party in the acquisition of, any securities of the Company or any rights decoupled from the underlying securities of the Company that would result in the Ghassemieh Group having beneficial ownership of, in the aggregate, more than nine percent (9.0%) of the shares of common stock outstanding of the Company at such time, or otherwise having economic exposure equal to, in the aggregate, more than nine percent (9.0%) of the shares of common stock outstanding of the Company at such time;

(p)            acquire, offer, agree or propose to acquire, whether by purchase, tender or exchange offer, through the acquisition of control of another Person, by joining a partnership, limited partnership, syndicate or other group (including a “group” as defined pursuant to Section 13(d) of the Exchange Act), through swap or hedging transactions, or otherwise, or direct any Third Party in the acquisition of, any securities of AHT or AINC or any rights decoupled from the underlying securities of AHT or AINC; or

(q)            other than through open market broker sale transactions where the identity of the purchaser is not known and in underwritten widely dispersed public offerings, sell, offer or agree to sell, through swap or hedging transactions or otherwise, the securities of any member of the Company Group to any Third Party that, to the knowledge of the Ghassemieh Group (after due inquiry in connection with a private, non-open market transaction, it being understood that such knowledge will be deemed to exist with respect to any publicly available information, including information in documents filed with the SEC), would result in such Third Party, together with its Affiliates and Associates, beneficially owning more than 4.9% of the then-outstanding Voting Securities of any member of the Company Group (it being understood that the restrictions in this clause (q) will not apply to any Third Party that is a Schedule 13G filer and is a mutual fund, pension fund, index fund or investment fund manager).

Provided, however, that (i) the restrictions in this Section 8 shall not prevent the Ghassemieh Group from (a) making any factual statement as required by applicable legal process, subpoena or legal requirement from any governmental authority with competent jurisdiction over the party from whom information is sought (so long as such request did not arise as a result of action by the Ghassemieh Group); or (b) taking any action necessary to respond or comply with any validly issued legal process (provided that such process did not result from any violation of this Agreement or other voluntary action by the Ghassemieh Group or any Restricted Person); and (ii) the restrictions in this Section 8 shall not restrict the Ghassemieh Group from tendering shares, receiving payment for shares, voting shares or otherwise participating in any transaction on the same basis as the other stockholders of the Company or from participating in any Extraordinary Transaction that has been approved by the Board, subject to the other terms of this Agreement. Furthermore, for the avoidance of doubt, nothing in this Agreement shall be deemed to restrict in any way the New Director in the exercise of his or her fiduciary duties under applicable law as a director of the Company.

9.            Withdrawal of Nominations. The Ghassemieh Group agrees that automatically and without any additional action by any Party, upon the execution of this Agreement by all of the Parties, the Ghassemieh Group will be deemed to have irrevocably withdrawn their nomination of individuals for election as directors of the Company at the 2025 Annual Meeting set forth in their letter to the Company dated June 2, 2025, as supplemented or otherwise modified.

10.          Mutual Non-Disparagement. During the Restricted Period, or if earlier, until such time as the other Party or any of its agents, subsidiaries, Affiliates, Associates, successors, assigns, partners, members, officers, key employees or directors shall have breached this Section 10, each of the Company Group and the Ghassemieh Group (and the Restricted Persons) will not, and will direct its agents, subsidiaries, Affiliates, Associates, successors, assigns, partners, members, officers, key employees or directors, as applicable, not to, make or cause to be made any public statement that constitutes an ad hominem attack, disparages, calls into disrepute, slanders, impugns, or otherwise defames or could reasonably be expected to damage the reputation of the other Party or the business of such Party, the other Party’s current or former directors (including, with respect to the Company Group, the New Director), officers, employees or representatives (in each case solely in connection with their service in such capacities), the other Party’s subsidiaries or the business of those subsidiaries. This Section 10 will not restrict the ability of any Person to (a) comply with any subpoena or other legal process or respond to a request for information from any governmental authority with jurisdiction over such Person; (b) enforce such Person’s rights pursuant to this Agreement; or (c) report what it reasonably believes, after consultation with outside counsel, to be violations of federal law or regulation to any governmental authority pursuant to Section 21F of the Exchange Act or Rule 21F promulgated thereunder.

11.          Compliance with this Agreement. The Ghassemieh Signatories will cause the Restricted Persons to comply with the terms of this Agreement and will be responsible for any breach of the terms of this Agreement by any Restricted Person (even if such Restricted Person is not a party to this Agreement).

12.          Expense Reimbursement. Within five (5) Business Days of receipt of documentation, the Company will reimburse the Ghassemieh Group for its reasonable and documented out-of-pocket fees and expenses (including legal expenses), incurred by the Ghassemieh Group prior to the date of this Agreement in connection with the nomination of director candidates, the negotiation and execution of this Agreement and related matters up to a maximum of $550,000. Except as set forth in the preceding sentence, all fees, costs and expenses incurred in connection with this Agreement or otherwise will be paid by the Person incurring such fee, cost or expense.

13.          Public Disclosure.

(a)            Press Release. No later than one (1) Business Days from the date of this Agreement, the Company and Ghassemieh will issue a joint press release in the form attached as Exhibit A (the “Press Release”). Neither any member of the Company Group nor the Ghassemieh Group will make any public statements with respect to the matters covered by this Agreement or in any other filing with the SEC, any other regulatory or governmental agency, any stock exchange or in any materials that would reasonably be expected to be filed with the SEC that are inconsistent with, or otherwise contrary to, the statements in the Press Release.

(b)            Form 8-K. The Company will promptly prepare and file (but not before the issuance of the Press Release) with the SEC a Current Report on Form 8-K (the “Form 8-K”) reporting the entry into this Agreement. All disclosure in the Form 8-K will be consistent with this Agreement. The Company will provide Ghassemieh and its counsel with a reasonable opportunity to review and comment on the Form 8-K prior to filing, and will consider in good faith any changes proposed by Ghassemieh or its counsel. The Form 8-K will include this Agreement as an exhibit.

(c)            Schedule 13D. The Ghassemieh Group will promptly prepare and file (but not before the issuance of the Press Release) with the SEC an amendment to the Schedule 13D previously filed by the Ghassemieh Group with respect to the Company (the “Schedule 13D/A”) reporting the entry into this Agreement and appending or incorporating by reference this Agreement as an exhibit thereto. All disclosure in the Schedule 13D/A will be consistent with this Agreement. The Ghassemieh Group will provide the Company and its counsel with a reasonable opportunity to review and comment on the Schedule 13D/A prior to filing, and will consider in good faith any changes proposed by the Company or its counsel.

14.          Certain Defined Terms. For purposes of this Agreement:

(a)            “Affiliate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act and will include Persons who become Affiliates of any Person after the date of this Agreement.

(b)            “Associate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act and will include Persons who become Associates of any Person after the date of this Agreement.

(c)            “beneficially own,” “beneficially owned” and “beneficial ownership” has the meaning set forth in Rule 13d-3 and Rule 13d-5(b)(1) promulgated under the Exchange Act.

(d)            “Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of Dallas is closed.

(e)            “Person” will be interpreted broadly to include, among others, any individual, general or limited partnership, corporation, limited liability or unlimited liability company, joint venture, estate, trust, group, association or other entity of any kind or structure.

(f)            “Restricted Period” means the period from the date of this Agreement until 11:59 p.m., Central time, on the later of (i) the date of the 2026 Annual Meeting and (ii) the date that is three (3) months after the last day that the New Director is a member of the Board (it being understood that Section 12, this Section 14, Section 15, and Sections 18 through 27 will survive the end of the Restricted Period and any termination of this Agreement).

(g)            “Restricted Persons” means (i) each of the Ghassemieh Signatories, (ii) each controlled Affiliate and controlled Associate of each Ghassemieh Signatory, (iii) any member of the Ghassemieh Group, the principals, directors, general partners, officers, agents (acting in their capacity as such) and representatives (acting in their capacity as such) of each member of the Ghassemieh Group, and (iv) any relationships by blood, marriage, or adoption of each member of the Ghassemieh Group (each, a “Family Member”), any heirs, executors, personal representatives, predecessors, successors, and assigns of any Family Member, and any general or limited partnership, corporation, limited liability or unlimited liability company, joint venture, estate, trust, group, association, or other entity of any kind or structure in which any Family Member has an interest (other than the ownership of less than one percent of any publicly traded company), in the case of clauses (iii) and (iv) which currently owns, or during the Restricted Period takes ownership of, any equity interest in any member of the Company Group, or is acting at the direction of or encouragement of the parties referenced in (i) or (ii) of this Section 14(g).

(h)            “Voting Securities” means the shares of any member of the Company Group’s common stock and any other securities of any member of the Company Group entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, such shares or other securities, whether or not subject to the passage of time or other contingencies, including, for the avoidance of doubt, the Company’s Series E and Series M preferred stock.

15.          Interpretations. The words “include,” “includes” and “including” will be deemed to be followed by the words “without limitation.” Unless the context requires otherwise, “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law, rule or statute defined or referred to in this Agreement means, unless otherwise indicated, such agreement, instrument, law, rule or statute as from time to time amended, modified or supplemented. The measure of a period of one month or year for purposes of this Agreement will be the day of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual day of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1).

16.          Representations of the Ghassemieh Group. Each of the Ghassemieh Signatories, severally and not jointly, represents that (a) its authorized signatory set forth on the signature page to this Agreement has the power and authority to execute this Agreement and any other documents or agreements to be entered into in connection with this Agreement and to bind such Person; (b) this Agreement has been duly authorized, executed and delivered by it and is a valid and binding obligation of such Person, enforceable against it in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; (c) this Agreement does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to any member of the Ghassemieh Group, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such member is a party or by which it is bound; (d) it has not, and no other member of the Ghassemieh Group has, directly or indirectly, compensated or entered into any agreement, arrangement or understanding to compensate any person for his or her service as a director of any member of the Company Group with any cash, securities (including any rights or options convertible into or exercisable for or exchangeable into securities or any profit sharing agreement or arrangement) or other form of compensation directly or indirectly related to any member of the Company Group or its securities; (e) it is the beneficial owner of the securities of the members of the Company Group as set forth on Exhibit B and does not have beneficial ownership of any other securities of any member of the Company Group; (f) there is no economic relationship between any member of the Ghassemieh Group and the New Director relating to his or her service as a director of any member of the Company Group; and (g) the New Director has executed and delivered to the Company the Resignation Letter.

17.          Representations of Company Group. Each member of the Company Group, severally and not jointly, represents that this Agreement (a) has been duly authorized, executed and delivered by it and is a valid and binding obligation of such member of the Company Group, enforceable against such member of the Company Group in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; (b) does not require the approval of the stockholders of such member of the Company Group; and (c) does not and will not violate any law, any order of any court or other agency of government, such member of the Company Group’s organizational documents, each as amended from time to time, or any provision of any agreement or other instrument to which such member of the Company Group or any of its properties or assets is bound, or conflict with, result in a material breach of or constitute (with due notice or lapse of time or both) a default under any such agreement or other instrument to which such member of the Company Group is bound, or result in the creation or imposition of, or give rise to, any material lien, charge, restriction, claim, encumbrance or adverse penalty of any nature whatsoever.

18.          Specific Performance. Each Party acknowledges and agrees that money damages would not be a sufficient remedy for any breach (or threatened breach) of this Agreement by it and that, in the event of any breach or threatened breach of this Agreement, (a) the Party seeking specific performance will be entitled to injunctive and other equitable relief, without proof of actual damages; (b) the Party against whom specific performance is sought will not plead in defense that there would be an adequate remedy at law; and (c) the Party against whom specific performance is sought agrees to waive any applicable right or requirement that a bond be posted. Such remedies will not be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies available at law or in equity.

19.          Entire Agreement; Binding Nature; Assignment; Waiver. This Agreement constitutes the only agreement between the Parties with respect to the subject matter of this Agreement and it supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. This Agreement binds, and will inure to the benefit of, the Parties and their respective successors and permitted assigns. No Party may assign or otherwise transfer either this Agreement or any of its rights, interests, or obligations under this Agreement without the prior written approval of the other Party. Any purported transfer requiring consent without such consent is void. No amendment, modification, supplement or waiver of any provision of this Agreement will be effective unless it is in writing and signed by the affected Party, and then only in the specific instance and for the specific purpose stated in such writing. Any waiver by any Party of a breach of any provision of this Agreement will not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right to insist upon strict adherence to that term or any other term of this Agreement in the future.

20.          Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, then the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement that is held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable, and this Agreement will otherwise be construed so as to effectuate the original intention of the Parties reflected in this Agreement. The Parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

21.          Governing Law; Forum. This Agreement is governed by and will be construed in accordance with the laws of the State of Maryland. Each of the Parties irrevocably agrees that any suit, claim, action or proceeding relating to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment relating to this Agreement and the rights and obligations arising hereunder brought by the other Parties hereto or their respective successors or permitted assigns, shall be brought and determined exclusively in a federal or state court located in the State of Maryland. Each of the Parties hereby irrevocably submits with regard to any such suit, claim, action or proceeding for themselves and in respect of their property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that they will not bring any suit, claim, action or proceeding relating to this Agreement in any court other than the aforesaid courts. Consistent with the preceding sentence, each of the Parties hereby (a) submits to the exclusive jurisdiction of any federal or state court sitting in the State of Maryland for the purpose of any suit, claim, action or proceeding, directly or indirectly, relating to this Agreement brought by any Party hereto; (b) agrees that service of process will be validly effected by sending notice in accordance with Section 24; (c) irrevocably waives and releases, and agrees not to assert by way of motion, defense, or otherwise, in or with respect to any such suit, claim, action or proceeding, whether actual or potential, known or unknown, suspected or unsuspected, based upon past or future events, now existing or coming into existence in the future, that (i) such suit, claim, action or proceeding is not subject to the subject matter jurisdiction of at least one of the aforesaid courts; (ii) its property is exempt or immune from attachment or execution in the State of Maryland; (iii) such suit, claim, action or proceeding in such aforesaid courts is brought in an inconvenient forum; (iv) the venue of such suit, claim, action or proceeding is improper; or (v) this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the aforesaid courts; and (d) agrees not to move to transfer any such suit, claim, action or proceeding to a court other than any of the aforesaid courts.

22.          Waiver of Jury Trial. EACH OF THE PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY OF THEM. No Party will seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.

23.          Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and is not enforceable by any other Person.

24.          Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly delivered and received (a) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (b) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (c) immediately upon delivery by hand; or (d) on the date sent by email (except that notice given by email will not be effective unless either (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 24; or (ii) the receiving Party delivers a written confirmation of receipt of such notice either by email or any other method described in this Section 24 (excluding “out of office” or other automated replies)). The addresses for such communications are as follows. At any time, any Party may, by notice given to the other Parties in accordance with this Section 24, provide updated information for notices pursuant to this Agreement.

If to the Company:

Braemar Hotels & Resorts Inc.
14185 Dallas Parkway, Suite 1200
Dallas, Texas 75254
Attention:	Alex Rose
Email:	arose@ashfordinc.com

with a copy (which will not constitute notice) to:

White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
Attention:	Richard Brand
Erica Hogan
Matthew Barnett
Email:	richard.brand@whitecase.com
erica.hogan@whitecase.com
matthew.barnett@whitecase.com

If to the Ghassemieh Group:

Babak Ghassemieh
9255 Sunset Boulevard, Suite UPH
West Hollywood, California 75225
Email:	bobg@atlanticpearl.com

with a copy (which will not constitute notice) to:

Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, New York 10019
Attention:	Andrew Freedman
Dorothy Sluszka
Email:	afreedman@olshanlaw.com
dsluszka@olshanlaw.com

25.            Representation by Counsel. Each of the Parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel. Each Party and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts of this Agreement exchanged among the Parties will be deemed the work product of all of the Parties and may not be construed against any Party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted or prepared it is of no application and is expressly waived by each of the Parties, and any controversy over interpretations of this Agreement will be decided without regard to events of drafting or preparation.

26.            Counterparts. This Agreement and any amendments to this Agreement may be executed in one or more textually-identical counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or by an electronic signature service (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent that such defense relates to lack of authenticity.

27.            Headings. The headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision of this Agreement.

[Signature page follows.]

Very truly yours,

BRAEMAR HOTELS & RESORTS INC.

By:	/s/ Richard Stockton
	Name:	Richard Stockton
	Title:	President & Chief Executive Officer

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ Stephen Zsigray
	Name:	Stephen Zsigray
	Title:	President & Chief Executive Officer

ASHFORD INC.

By:	/s/ Deric Eubanks
	Name:	Deric Eubanks
	Title:	Chief Financial Officer

ACCEPTED AND AGREED
as of the date written above:

By:	/s/ Babak Ghassemieh
	Name:	Babak Ghassemieh

By:	/s/ Fred Ghassemieh
	Name:	Fred Ghassemieh

By:	/s/ Samuel J. Jagger
	Name:	Samuel J. Jagger

[Signature Page to Letter Agreement]

By:	/s/ Alex Ghassemieh
	Name:	Alex Ghassemieh

By:	/s/ Fataneh Ghassemieh
	Name:	Fataneh Ghassemieh

By:	/s/ Ali Afshari
	Name:	Ali Afshari

By:	/s/ Mahyar Amirsaleh
	Name:	Mahyar Amirsaleh

By:	/s/ Lillian Ghassemieh
	Name:	Lillian Ghassemieh

By:	/s/ Kambiz Ghassemieh
	Name:	Kambiz Ghassemieh

By:	/s/ Mahvash Ehsani
	Name:	Mahvash Ehsani

By:	/s/ Jennifer Gareis
	Name:	Jennifer Gareis

By:	/s/ Christina Matthias
	Name:	Christina Matthias

[Signature Page to Letter Agreement]

By:	/s/ Eric Ghassemieh
	Name:	Eric Ghassemieh

By:	/s/ Jennifer Gareis
Name: Gavin Ghassemieh
Name/Title: Jennifer Gareis, on behalf of minor child Gavin Ghassemieh

By:	/s/ Jennifer Gareis
Name: Sophia Ghassemieh
Name/Title: Jennifer Gareis, on behalf of minor child Sophia Ghassemieh

By:	/s/ Lewis Stanton
	Name:	Lewis Stanton

By:	/s/ Farhad Ghassemieh
	Name:	Farhad Ghassemieh

By:	/s/ Cyrus Amirsaleh
	Name:	Cyrus Amirsaleh

Fred Ghassemieh Children's Trust
By: Fred Ghassemieh, its Trustee

By:	/s/ Fred Ghassemieh
	Name:	Fred Ghassemieh
	Title:	Trustee

[Signature Page to Letter Agreement]

Feridoon Ghassemieh Descendant’s Trust
By: Fred Ghassemieh, its Trustee

By:	/s/ Fred Ghassemieh
	Name:	Fred Ghassemieh
	Title:	Trustee

Trust FBO Feridoon Ghassemieh
By: Farhad Ghassemieh, its Trustee

By:	/s/ Farhad Ghassemieh
	Name:	Farhad Ghassemieh
	Title:	Trustee

Trust FBO Alex Ghassemieh
By: Lewis Stanton, its Trustee

By:	/s/ Lewis Stanton
	Name:	Lewis Stanton
	Title:	Trustee

Bob Ghassemieh 2021 Children’s Trust
By: Babak Ghassemieh, its Trustee

By:	/s/ Babak Ghassemieh
	Name:	Babak Ghassemieh
	Title:	Trustee

Lillian Ghassemieh 2021 Children’s Trust
By: Babak Ghassemieh, its Trustee

By:	/s/ Babak Ghassemieh
	Name:	Babak Ghassemieh
	Title:	Trustee

[Signature Page to Letter Agreement]

trust fbo firouzeh Ghassemieh
By: Farhad Ghassemieh, its Trustee

By:	/s/ Farhad Ghassemieh
	Name:	Farhad Ghassemieh
	Title:	Trustee

alpine lake partners, LP
By: Cyrus Amirsaleh, its Manager

By:	/s/ Cyrus Amirsaleh
	Name:	Cyrus Amirsaleh
	Title:	Manager

BL PCH LLC
By: Babak Ghassemieh, its Manager

By:	/s/ Babak Ghassemieh
	Name:	Babak Ghassemieh
	Title:	Manager

pacific shg ventures, LLC
By: Alex Ghassemieh, its Manager

By:	/s/ Alex Ghassemieh
	Name:	Alex Ghassemieh
	Title:	Manager

[Signature Page to Letter Agreement]

morning view hotels BH I, LLC
By: Babak Ghassemieh, its Manager

By:	/s/ Babak Ghassemieh
	Name:	Babak Ghassemieh
	Title:	Manager

palm lake gp, LLC
By: Cyrus Amirsaleh, its Manager

By:	/s/ Cyrus Amirsaleh
	Name:	Cyrus Amirsaleh
	Title:	Manager

[Signature Page to Letter Agreement]

EXHIBIT A

Form of Press Release

[see attached]

EXHIBIT B

Aggregate number of shares beneficially owned by the Ghassemieh Group as of the date of this Agreement: 5,153,591

Securities Holdings by Member of the Ghassemieh Group

Name	Class	Number
Babak Ghassemieh	Common Stock, par value $0.01 per share	2,615,942
Fred Ghassemieh	Common Stock, par value $0.01 per share	2,062,645
Samuel J. Jagger	Common Stock, par value $0.01 per share	0
Alex Ghassemieh	Common Stock, par value $0.01 per share	2,569,411
Fataneh Ghassemieh	Common Stock, par value $0.01 per share	30,000
Ali Afshari	Common Stock, par value $0.01 per share	30,000
Mahyar Amirsaleh	Common Stock, par value $0.01 per share	115,000
Lillian Ghassemieh	Common Stock, par value $0.01 per share	80,000
Kambiz Ghassemieh	Common Stock, par value $0.01 per share	17,000
Mahvash Ehsani	Common Stock, par value $0.01 per share	6,000
Jennifer Gareis	Common Stock, par value $0.01 per share	5,735
Christina Matthias	Common Stock, par value $0.01 per share	2,000
Eric Ghassemieh	Common Stock, par value $0.01 per share	500
Gavin Ghassemieh	Common Stock, par value $0.01 per share	200
Sophia Ghassemieh	Common Stock, par value $0.01 per share	200
Lewis Stanton	Common Stock, par value $0.01 per share	190,093
Farhad Ghassemieh	Common Stock, par value $0.01 per share	110,000
Cyrus Amirsaleh	Common Stock, par value $0.01 per share	100,000
Fred Ghassemieh Children’s Trust	Common Stock, par value $0.01 per share	254,354
Feridoon Ghassemieh Descendant’s Trust	Common Stock, par value $0.01 per share	186,374
Trust FBO Feridoon Ghassemieh	Common Stock, par value $0.01 per share	100,000
Trust FBO Alex Ghassemieh	Common Stock, par value $0.01 per share	80,093
Bob Ghassemieh 2021 Children’s Trust	Common Stock, par value $0.01 per share	25,000
Lillian Ghassemieh 2021 Children’s Trust	Common Stock, par value $0.01 per share	20,000
Trust FBO Firouzeh Ghassemieh	Common Stock, par value $0.01 per share	10,000
Alpine Lake Partners, LP	Common Stock, par value $0.01 per share	100,000
BL PCH LLC	Common Stock, par value $0.01 per share	20,000
Pacific SHG Ventures, LLC	Common Stock, par value $0.01 per share	18,301
Morning View Hotels BH I, LLC	Common Stock, par value $0.01 per share	2,500,000
Palm Lake GP, LLC	Common Stock, par value $0.01 per share	100,000

EXHIBIT C

Form of Irrevocable Resignation Letter

August 25, 2025

The Board of Directors of Braemar Hotels & Resorts Inc.

14185 Dallas Parkway, Suite 1200

Dallas, Texas 75254

Ladies and Gentlemen:

Reference is made to that certain Letter Agreement, dated as of August 25, 2025 (the “Letter Agreement”), by and between myself, Braemar Hotels & Resorts Inc. (the “Company”), Ashford Hospitality Trust, Inc., Ashford Inc., and each of the other Persons (as defined in the Letter Agreement) set forth on the signature pages to the Letter Agreement.

I hereby resign from the Company’s Board of Directors (the “Board”), and from any and all committees and subcommittees thereof to which I have been appointed or on which I serve, effective immediately in the event that the Board determines, after consultation with counsel, that a termination event specified in Section 4(a) of the Letter Agreement has occurred. This resignation may not be withdrawn by me at any time.

Very truly yours,

Babak Ghassemieh

EXHIBIT D

Pre-Approved Replacement Director Candidates

•	Fred Ghassemieh

•	Samuel J. Jagger